UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

Dynamic Aerospace Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3753 Plaza Dr Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 734-773-3776

____________________________________________
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2026, Dynamic Aerospace Systems Corporation (the "Company") entered into a Master Short-Term Loan Agreement (the "Master Agreement") with Jeffrey Hail, the Company's Chief Operating Officer and a director, under which Mr. Hail agreed to make unsecured short-term advances to the Company of up to $40,000 each and $150,000 in total, subject to his right to terminate further funding on five business days' notice. Each advance carries a 5% original issue discount, bears simple interest at 18% per annum on any amount unpaid more than 14 days after funding, and is due no later than the earlier of December 31, 2026 and the Company's uplisting to a national securities exchange. Advances under the Master Agreement are to be repaid before payments under Mr. Hail's other loan agreements with the Company. On October 23, 2026, Mr. Hail funded an initial advance of $27,000.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

The Company furnished a shareholder letter from Kent B. Wilson, Chief Executive Officer, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This shareholder letter contains forward-looking statements within the meaning of applicable federal securities laws, including statements regarding anticipated sales conversions, customer demand, product development, strategic partnerships, patent applications, financing, preferred-share conversions, and a potential national securities exchange listing.

These statements are based on management’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Such factors include customer purchasing decisions, manufacturing capacity, financing availability, regulatory approvals, discussions about listing on a national exchange, exchange listing requirements, market conditions, and other risks described in the Company’s SEC filings.

Customer inquiries, quotations, and nonbinding letters of intent do not represent confirmed orders, contracted backlog, or recognized revenue. Projected sales conversions, financing arrangements, and listing plans are not guaranteed and remain subject to applicable conditions and approvals.

Forward-looking statements speak only as of the date made. Except as required by law, the Company expressly disclaims any obligation or intention to update any forward-looking statements. Investors should review the Company’s filings with the Securities and Exchange Commission for additional information regarding risks and uncertainties.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

10.1	Master Short-Term Loan Agreement, dated October 23, 2026, between Dynamic Aerospace Systems Corporation and Jeffery Hail.

99.1	CEO Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Aerospace Systems Corporation

Date: October 29, 2026	/s/ Kent Wilson
By: Kent Wilson
Title: CEO / Chairman of Board

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